                THIS DOCUMENT IS AN ELECTRONIC CONFIRMING COPY
          OF THE PRELIMINARY PROXY MATERIAL FILED FEBRUARY 24, 1994

                           SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                    OF THE SECURITIES EXCHANGE ACT OF 1934
                              (amendment No.  )

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Filed by a Party other than the Registrant [_]
Check the appropriate box:
[X]  Preliminary Proxy Statement
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to S 240.14a-11(c) or S 240.14a-12

                                 Mattel, Inc.
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                 Mattel, Inc.
- --------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

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[_]  $500 per each party to the controversy pursuant to Exchange Act Rule
     14a-6(i)(3).
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
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    was determined.

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     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration
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

                         [LETTERHEAD OF MATTEL, INC.]

                                                                PRELIMINARY COPY

March 22, 1994

To Our Stockholders:

  On behalf of the Board of Directors, I am pleased to invite you to the Annual Meeting of Stockholders of Mattel, Inc. to be held May 11, 1994 at 10:00 a.m., local time, in the Manhattan Ballroom of the Radisson Plaza Hotel, 1400 Parkview Avenue, Manhattan Beach, California. I look forward to greeting you personally and reporting on the progress of your company.

  The items of business to be acted on during the meeting are listed in the Notice of Annual Meeting of Stockholders and are described more fully in the Proxy Statement. The formal business of the meeting will also include a report on operations followed by a question and discussion period.

  To ensure that your shares will be represented, I urge you to vote, date, sign and mail the enclosed proxy in the envelope which is provided whether or not you expect to be present. You may, of course, attend the Annual Meeting and vote in person even if you have previously returned your proxy card.

  I hope to see you at the meeting.

                                      Sincerely,

                                      /s/ JOHN W. AMERMAN

                                      John W. Amerman
                                      Chairman and Chief Executive Officer

                                  MATTEL, INC.

                           333 Continental Boulevard
                          El Segundo, California 90245

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 11, 1994

  The Annual Meeting of the Stockholders of MATTEL, INC. will be held Wednesday, May 11, 1994 at 10:00 a.m., local time, in the Manhattan Ballroom of the Radisson Plaza Hotel, 1400 Parkview Avenue, Manhattan Beach, California, to consider and act upon the following matters:

    1. The election of directors;

    2. The approval of the Mattel Management Incentive Plan;

    3. The approval of the Mattel Long-Term Incentive Plan;

    4. The ratification of the selection of Price Waterhouse as the Company's independent accountants for the year ending December 31, 1994; and

    5. Such other business as may properly come before the meeting or any adjournment thereof.

  Shares represented by properly executed proxies hereby solicited by the Board of Directors of Mattel will be voted in accordance with instructions specified therein. It is the intention of the Board of Directors that shares represented by proxies which are not limited to the contrary will be voted in favor of the election as directors of the persons named in the accompanying Proxy Statement, for proposals 2, 3 and 4 and on other matters as recommended by the Board.

  The Board of Directors has fixed the close of business on March 22, 1994 as the record date for determination of stockholders entitled to receive notice of, and to vote at, the meeting and any adjournment thereof.

                                          By Order of the Board of Directors

                                          N. Ned Mansour, Secretary

March 22, 1994

  IT IS DESIRABLE THAT AS LARGE A PROPORTION AS POSSIBLE OF THE STOCKHOLDERS' INTEREST BE REPRESENTED AT THE MEETING. THEREFORE, IF YOU ARE UNABLE TO BE PRESENT IN PERSON OR OTHERWISE REPRESENTED AT THE MEETING, YOU ARE REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY IN ORDER THAT YOUR STOCK WILL BE REPRESENTED.

                                  MATTEL, INC.

                           333 Continental Boulevard
                              El Segundo, CA 90245

                                PROXY STATEMENT

GENERAL INFORMATION

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Mattel, Inc. ("Mattel" or the "Company"), a Delaware corporation, to be used in voting at the Annual Meeting of Stockholders to be held at 10 a.m., local time, Wednesday, May 11, 1994 in the Manhattan Ballroom of the Radisson Plaza Hotel, 1400 Parkview Avenue, Manhattan Beach, California, and at any adjournment of such meeting.

  A form of proxy is enclosed for use at this meeting. Any proxy given may be revoked by a stockholder at any time before it is voted at the meeting or any adjournment thereof by filing with the Secretary of Mattel a notice in writing revoking it or by duly executing and delivering to the Secretary of Mattel or the inspectors of election a proxy bearing a later date. Proxies may also be revoked by any stockholder present at the meeting who expresses a desire to vote his shares in person. Unless contrary instructions are indicated on the proxy, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted in favor of the election as directors of the persons named below, to approve the Mattel Management Incentive Plan (Proposal No. 2), to approve the Mattel Long-Term Incentive Plan (Proposal No. 3), and for the ratification of the appointment of Price Waterhouse as the Company's independent accountants (Proposal No. 4). With respect to the election of directors, the votes represented by a proxy may, in the discretion of the person or persons acting under the proxy, be cumulated and voted for one or more director(s) or voted equally for all directors.

  Only stockholders of record at the close of business on March 22, 1994 are entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof. On that date, Mattel had outstanding [approximately 173 million] shares of $1 par value Common Stock ("Common Stock") and 864,293 shares of Convertible Preference Stock, Series F, par value $0.01 per share ("Series F Stock"). The holder of each share of Common Stock is entitled to one vote and the holders of each share of Series F Stock is entitled to 1.875 votes, on each matter to be considered at the meeting other than the election of directors. The holders of such shares vote together as a single class. In electing directors, each stockholder has the unconditional right to cumulate his votes and give one candidate the number of votes equal to the number of directors to be elected multiplied by the number of shares of such stock held in his name or to distribute his votes among as many candidates as he sees fit. A stockholder may cumulate his votes by writing the name or names of the nominee or nominees with respect to whom he is withholding his vote in the space provided on the proxy card and the shares voted will be cumulated in the manner described above and voted for the remaining director or spread equally, adjusted to whole votes, among the remaining directors. The presence, in person or by properly executed proxy of holders of a majority of all of the shares of Common Stock and Series F Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. The eleven persons receiving the most votes will be elected directors of the Company (Proposal No. 1) provided that a quorum is present at the Annual Meeting. The approval of each of Proposal No. 2 and Proposal No. 3 and the ratification of Proposal No. 4 requires the affirmative vote of a majority of the votes cast on that item, provided that a quorum is present at the Annual Meeting.

  Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulating the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

                             ELECTION OF DIRECTORS

  A Board of eleven directors is to be elected at the meeting. Unless otherwise directed, the persons named in the accompanying proxy will vote the shares represented thereby for the election as directors of the eleven nominees named below. The directors elected will serve until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.

  Each of the nominees named herein has consented to be named in this Proxy Statement and has consented to serve as a director if elected. However, should any nominee named herein for the office of director become unable or unwilling to accept nomination or election, it is intended that the person or persons acting under the proxies will vote for the election in his stead of such other person, if any, as the Board of Directors may recommend.

  The following table sets forth certain information as of March 22, 1994 with respect to those persons who are nominees for election as directors.

                                                            NUMBER OF SHARES
              NAME AND PRINCIPAL                 DIRECTOR    OF COMMON STOCK
            OCCUPATION OR POSITION                SINCE   OWNED BENEFICIALLY(1)
            ----------------------               -------- ---------------------
John W. Amerman................................    1985           879,415(2)
 Chairman of the Board and Chief Executive Of-
 ficer, (also a Director of Unocal, Inc.) age
 62
Jill E. Barad..................................    1991           343,079(2)
 President and Chief Operating Officer, (also a
 Director of Reebok International Ltd.) age 42
Dr. Harold Brown...............................    1991        [1,961,723](3)
 Senior Managing Director of E.M. Warburg, Pin-
 cus & Co., Inc. (also a Director of Interna-
 tional Business Machines Corporation, CBS
 Inc., Cummins Engine Company, AMAX, Inc. and
 Philip Morris Companies, Inc.) age 66
James A. Eskridge..............................    1993           239,765(2)
 President of Fisher-Price, Inc. (also a Direc-
 tor of Vestar, Inc.) age 51
Tully M. Friedman .............................    1984            16,505
 Co-Managing Partner of Hellman & Friedman, a
 private investment firm (also a Director of
 Levi Strauss Associates, Inc., McKesson Corpo-
 ration and General Cellular Corporation) age
 52
Ronald M. Loeb.................................    1970            53,631
 Partner in the law firm of Irell & Manella,
 age 61
Edward H. Malone...............................    1984             1,241
 Retired Vice President of General Electric Co.
 (also a Director of Allegheny Power System,
 Inc., Corporate Property Investors, General Re
 Corporation, and a Trustee of the Fidelity
 group of mutual funds) age 69
Edward N. Ney..................................    1993             5,000
 Chairman, Board of Advisors, Burson-Marsteller
 (also a Director of American Barrick, Fortune
 Bank and The Horsham Corporation) age 68
William D. Rollnick............................    1984           178,926
 Chairman and a Director of Genstar Rental
 Electronics, Inc., age 62
John L. Vogelstein.............................    1983        [2,308,598](3)
 Vice Chairman and a Director of E.M. Warburg,
 Pincus & Co., Inc. (also a director of All
 Star Inns G.P., Inc. ADVO-System, Inc.,
 Community Newspapers, Inc. and Magma Copper
 Company) age 59
Lindsey F. Williams............................    1991           219,854(2)(4)
 President, Mattel International, age 57

- --------
(1) See "Security Ownership of Certain Beneficial Owners and Management" for additional information regarding the ownership of shares listed.
(2) Includes shares which the following named directors currently have the right to acquire by exercise of options under the Company's stock option plan: Amerman 379,415; Barad 151,378; Eskridge 82,033; and Williams 18,761.
(3) [Warburg, Pincus Capital Partners ("WPCP") owns 1,933,598 shares of Common Stock. The sole general partner of WPCP, Warburg, Pincus & Co., a New York general partnership ("WP"), owns 621,882 shares of Common Stock.
    E.M. Warburg, Pincus & Co., Inc. ("EMW") owns 189,068 shares of Common Stock through a wholly owned subsidiary, manages WPCP. WP owns all of the outstanding stock of EMW and, as the sole general partner of WPCP, has a 20% interest in the profits of WPCP. EMW owns 1.5% of the limited partnership interests in WPCP. Messrs. Vogelstein and Brown, directors of the Company, are Vice Chairman and Senior Managing Director, respectively, of EMW and general partners of WP. As such, Messrs. Vogelstein and Brown may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Securities Exchange Act of 1934) in an indeterminate portion of
    the 2,744,546 shares (   % of the shares outstanding) beneficially owned by
    WPCP, EMW and WP.]
(5) Includes 37,500 shares of Common Stock held in trust for Mr. Williams' children and as to which he disclaims beneficial ownership.

  Except as set forth below, each of the directors has served in the capacity indicated in the table for the past five years. Ms. Barad has served in the capacity indicated since August 1992. Prior to that, she served as an executive officer of Mattel for more than five years. Mr. Eskridge has served in the capacity indicated since November 1993. Prior to that, he was Executive Vice President-Chief Financial Officer of Mattel from January 1989 through November 1993. Mr. Ney has served in the capacity indicated since 1992. From March 1989 through July 1992 he was U.S. Ambassador to Canada.

  Mattel has an Audit Committee chaired by Mr. Rollnick and having Messrs. Friedman, Loeb and Vogelstein as members. During 1993, the Committee held 4 meetings. The primary functions which it performs are: (1) review of periodic financial statements and certain financial information before publication; (2) discussion of the scope of the independent accountants' engagement and review of the independent accountants' performance, reports and fees; (3) review of the scope and adequacy of Mattel's financial controls, internal audit plans and the findings of internal audit examinations; and (4) recommendation of the selection of independent accountants.

  Mattel's Executive/Finance Committee, chaired by Mr. Vogelstein and having Messrs. Amerman, Friedman, Malone and Rollnick as members, also functions as a Nominating Committee. During 1993, the Executive/Finance Committee held 3 meetings. The Executive/Finance Committee has all the powers of the Board of Directors subject to limitations of aplicable law. Sitting as a Nominating Committee, its primary functions are to: (1) submit to the Board for consideration nominees for membership to be presented to the stockholders for their election at the Annual Meeting of Stockholders; (2) solicit recommendations and select persons as candidates to fill vacancies on the Board; and (3) present to the Board its recommendations for committee assignments. The Committee will consider nominee recommendations by the stockholders. The names of any such nominee should be sent to the Corporate Secretary, Mattel, Inc., 333 Continental Boulevard, El Segundo, CA 90245.

  Mattel has a Compensation/Options Committee which is chaired by Mr. Vogelstein and of which Messrs. Malone and Rollnick are members. During 1993, the Compensation/Options Committee held 6 meetings. Its primary functions are to: (1) review compensation levels of members of management, evaluate the performance of management and consider management succession and related matters; and (2) develop and administer the various incentive plans, including the Company's stock option plan and incentive compensation plans.

  During 1993, the Board of Directors of Mattel held a total of 4 meetings. Each director attended at least 75% of (1) the total number of Board meetings and (2) the total number of meetings held by all committees of the Board on which the Board member served during such year.

                  REPORT OF THE COMPENSATION/OPTIONS COMMITTEE

TO: The Board of Directors

  The Compensation/Options Committee (the "Committee"), a committee composed entirely of directors who have never served as officers of the Company, develops and administers the Company's various incentive plans, including its stock option plan, its Management Incentive Plan and its Long-Term Incentive Plan. In addition, the Committee reviews compensation levels of members of management, evaluates the performance of management and considers management succession and related matters. In evaluating the performance of members of management the Committee consults with the Chief Executive Officer except when reviewing his performance, in which case the Committee meets independently. The Committee reviews with the Board in detail all aspects of compensation for the senior executives, including the five individuals named in the Summary Compensation Table (the "Compensation Table"). The Committee met six times during 1993.

  In establishing and evaluating the effectiveness of compensation programs for executive officers, as well as other employees of the Company, the Committee is guided by three basic principles:

  . The Company must offer competitive salaries to be able to attract and retain highly-qualified and experienced executives and other management personnel;

  . Executive cash compensation in excess of base salaries should be tied to Company and individual performance; and

  . The financial interests of the Company's senior executives should be aligned with the financial interests of the stockholders, primarily through stock option grants, restricted stock and a Long-Term Incentive Plan.

  The Company has retained the services of Hewitt Associates, a compensation consulting firm, to assist the Committee in connection with the performance of its various duties including developing compensation plans to achieve this policy. Hewitt Associates has been retained by the Company in this capacity since 1987.

  Hewitt Associates also provides data and advice to the Committee with respect to the compensation paid to senior officers of the Company. In doing so, that firm takes into account the manner in which such compensation compares to compensation paid by other companies in the toy and related industries as well as the Company's performance. The group of companies surveyed for compensation analysis includes two toy companies, one of which is included in the peer group index in the Performance Graph in this Proxy Statement and three other companies included in such index. The Company's compensation package, when performance based compensation is included, is above the average of the survey range.

  Hewitt Associates has reviewed the compensation plans in which each of the officers named in the Compensation Table participate and the compensation for each of such officers in 1993 and has reported to the Committee that in Hewitt Associates' opinion, the plans and the amounts paid thereunder meet the objectives of motivating the officers to continue to achieve the superior stockholder return the Company has experienced. In Hewitt Associates' opinion, the plans also achieve the objective of attracting and retaining qualified officers.

  Base salaries for the Chief Executive Officer and other executive officers are established at levels considered appropriate in light of the duties and scope of responsibilities of each officer's position. Salaries are reviewed periodically and adjusted as warranted to reflect sustained individual officer performance. The Committee measures executive officer performance and contribution against total annual compensation, including incentive awards, rather than base salary alone.

  Under the Company's annual bonus plan, incentive compensation is earned based on current year's performance as compared to business and financial goals for the year. These annual goals are established by the Committee at the beginning of the period. The goals include an increase in earnings over the prior year and improvement in operating cash flow. In 1993, the Company reported record sales and earnings for the fifth consecutive year. In determining individual awards under the annual bonus plan, the Committee also considers individual accomplishments.

  The individuals listed in the Compensation Table participate in the Company's 1993-1995 Long-Term Incentive Plan. Awards under the Plan are based on Mattel's financial performance over three-year performance cycles with performance targets which relate to the long-range financial goals of the Company. The performance targets used to determine awards under the Plan are based primarily on Cash Flow Return on Investment ("CFROI") and sales growth. Objectives for both CFROI and sales and the level of each executive's participation are established by the Committee at the beginning of the period. CFROI is a measure of the cash flow generated by the Company's assets and is based on a formula developed by an independent financial consultant. This formula is related to the economic performance of a company and an increase in CFROI is believed to be correlated to improvement in stock price. During the three-year period covered by the Compensation Table, Mattel's Common Stock price, adjusted for stock splits, increased from $16.10 to $22.10, a 37% increase.

  The 1990 Stock Option Plan authorizes the Committee to make grants and awards of stock options, stock appreciation rights, restricted stock and other stock-based awards. Stock options are granted with an exercise price equal to the market price of Mattel's Common Stock on the date of grant and generally vest over four years. This approach is designed to increase stockholder value over the long term since the full benefit of the compensation package cannot be realized unless stock price appreciation occurs over a number of years. In determining the number of options awarded, the Committee considers the amount and terms of options already held by management. The Committee believes that significant equity interests in the Company held by the Company's management more closely align the interests of stockholders and management.

  As one of the factors in its review of compensation matters, the Committee considers the anticipated tax treatment to the Company and to the executives of various payments and benefits. Some types of compensation payments and their deductibility depend upon the timing of an executive's vesting or exercise of previously granted rights. Further, interpretations of and changes in the tax laws and other factors beyond the Committee's control also affect the deductibility of compensation. For these and other reasons, the Committee will not necessarily limit executive compensation to that deductible under
Section 162 (m). The Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

  In determining the compensation of Mr. Amerman, the Chief Executive Officer, the Committee meets without him to evaluate his performance, and reports on that evaluation to the independent directors of the Board. Factors considered by the Committee focus on the performance of the Company, and the attainment of financial and business goals. Specific objectives include operating profit and cash flow, earnings, sales growth, CFROI and stockholder return. The Committee also considered Mr. Amerman's individual accomplishments, including his efforts in bringing about the merger of Fisher-Price with the Company, his effective leadership in expanding the Company's core brands while at the same time establishing effective cost controls, efficient working capital management and a high quality work force.

  In accordance with the compensation philosophy and process described above, the Committee set Mr. Amerman's base salary at $950,000, an increase of 19%, in November 1993. Mr. Amerman's base salary is reviewed in two-year cycles. In addition, in February and December 1993, the Committee authorized grants to Mr. Amerman of options to acquire 156,250 and 200,000 shares, respectively, of Mattel's Common Stock and a grant of 250,000 shares of restricted stock, the terms of which are detailed in this Proxy Statement. In December 1993, the Company paid Mr. Amerman a retention award of $600,000. In March 1994, the Committee approved awards to Mr. Amerman under the annual bonus plan and the
Long-Term Incentive Plan of $          and $300,000, respectively.

                                          COMPENSATION/OPTIONS COMMITTEE

                                          John L. Vogelstein (Chairman)
                                          Edward H. Malone
                                          William D. Rollnick

  The following table sets forth information regarding Executive Compensation for the three-year period ended December 31, 1993. The report of the Compensation/Options Committee included herein should be read in connection with the information set forth below.

                           SUMMARY COMPENSATION TABLE

                                                   LONG TERM COMPENSATION
                                                   -------------------------
                              ANNUAL COMPENSATION    AWARDS      PAYOUTS
                              -------------------- ------------ ------------
                                                   SECURITIES      LTIP       ALL OTHER
        NAME AND                          BONUS    UNDERLYING     PAYOUT     COMPENSATION
   PRINCIPAL POSITION    YEAR SALARY($)   ($)(2)   OPTIONS(3)     ($)(2)        ($)(4)
   ------------------    ---- -------------------- ------------ ------------ ------------
John W. Amerman......... 1993    828,754    [    ]     356,250       300,000   706,053
 Chairman and            1992    812,306   600,000         -0-           -0-   101,455
 Chief Exec. Officer     1991    689,423   800,000     468,750     1,155,938       --
Jill E. Barad........... 1993    628,237    [    ]     275,000       200,000   485,329
 President and Chief     1992    535,384   450,000         -0-           -0-    44,343
 Operating Officer       1991    411,539   500,000     375,000       655,031       --
James A. Eskridge....... 1993    421,667    [    ]     218,750       146,667   394,720
 Exec. Vice President    1992    406,154   275,000         -0-           -0-    38,640
 and Chief Financial     1991    351,154   320,000     375,000       655,031       --
 Officer (1)
Joseph C. Gandolfo...... 1993    357,450    [    ]     287,500       120,000   336,128
 President               1992    315,385   200,000      28,125           -0-    33,396
 Mattel Operations       1991    284,615   225,000         -0-       539,438       --
Lindsey F. Williams..... 1993    468,958    [    ]     175,000       146,667   455,905
 President               1992    456,922   225,000         -0-           -0-    53,841
 Mattel International    1991    405,769   320,000     375,000       770,625       --

- --------
(1) Served in the capacity indicated until November 30, 1993, when he became President and Chief Executive Officer of the Company's Fisher-Price subsidiary.
(2) For information regarding the Company's annual and long-term incentive plans, including the basis for determining payments thereunder, see "Report of the Compensation/Options Committee," "Approval of the Mattel Management Incentive Plan" and "Approval of the Mattel Long-Term Incentive Plan" herein. Amounts were earned in the years indicated. The annual bonus is generally paid in the first quarter of the following year and long-term incentive plan payouts are based on one-third of the three-year target amount and paid in two equal annual installments commencing in the first quarter of the following year with the second payment being at risk and subject to achieving second year goals.
(3) Adjusted for five-for-four stock split payable as a stock dividend declared November 30, 1993 and issued January 7, 1994.
(4) Includes taxable portion of premiums on Company-provided life insurance for Messrs. Amerman, Eskridge, Gandolfo and Williams and Ms. Barad in the amounts of $16,149, $3,277, $2,936, $5,770 and $1,832, respectively, contributions to the Company's Personal Investment Plan to the named individuals in the amounts of $89,904, $41,443, $33,192, $50,135 and
    $33,497, respectively, and retention award payments to the named individuals in the amounts of $600,000, $350,000, $300,000, $400,000, and
    $450,000, respectively.

  The following table sets forth certain information relating to options and SARs granted to the Mattel named executive officers in the 1993 fiscal year.

                            OPTION/SAR GRANTS TABLE
                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                            POTENTIAL REALIZABLE VALUE
                                                                              AT ASSUMED ANNUAL RATES
                                                                            OF STOCK PRICE APPRECIATION
                             INDIVIDUAL GRANTS                                    FOR OPTION TERM
- --------------------------------------------------------------------------- ----------------------------
           (A)                 (B)           (C)         (D)         (E)         (F)           (G)
                           NUMBER OF     % OF TOTAL
                           SECURITIES   OPTIONS/SARS
                           UNDERLYING    GRANTED TO  EXERCISE OR
                          OPTIONS/SARS  EMPLOYEES IN BASE PRICE  EXPIRATION
          NAME           GRANTED (#)(1) FISCAL YEAR    ($/SH)       DATE      5%($)(2)      10%($)(2)
- ------------------------ -------------- ------------ ----------- ---------- ------------- --------------
John W. Amerman.........    156,250         3.2         18.10     02/09/03      1,781,250     4,496,875
                            200,000         4.1         21.90     12/15/03      2,760,000     6,964,000
Jill E. Barad...........    125,000         2.6         18.10     02/09/03      1,425,000     3,597,500
                            150,000         3.1         21.90     12/15/03      2,070,000     5,223,000
James A. Eskridge.......     93,750         1.9         18.10     02/09/03      1,068,750     2,698,125
                            125,000         2.6         21.90     12/15/03      1,725,000     4,352,500
Joseph C. Gandolfo......    100,000         2.1         21.90     12/15/03      1,380,000     3,482,000
                             93,750(3)      2.0         10.67     03/15/95
                             93,750(3)      2.0         10.67     03/15/95
Lindsey F. Williams.....     75,000         1.6         18.10     02/09/03        855,000     2,158,500
                            100,000         2.1         21.90     12/15/03      1,380,000     3,482,000

- --------
(1) Adjusted for five-for-four stock split payable as a stock dividend declared November 30, 1993 and issued January 7, 1994. Options granted in 1993 were granted at fair market value on the date of grant, were for a term of ten years and vest in four equal annual installments commencing one year and one day after the date of grant.
(2) The actual value, if any, an executive may realize will depend upon the excess of the stock price over the exercise price on the date the option is exercised, so there is no assurance that the value realized by the executive will be at or near the amount shown. In order to realize the potential value set forth in the 5% and 10% columns, the per share price of the Common Stock would be approximately $29.50 and $46.88, respectively for options granted at $18.10 per share and approximately $35.70 and $56.72 respectively, for options granted at $21.90 per share.
(3) Successor to Stock Appreciation Rights ("SAR") originally awarded to a former senior officer on February 19, 1991. Assuming no appreciation in the Mattel Common Stock to the SAR maturity date, and based on the market value of the Mattel Common Stock on the transfer date, February 4, 1993
    ($19.20), the potential realizable value would be $       .

  The following table shows exercises and values of options and stock appreciation rights ("SARs") held by the named executive officers.

                 OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE
            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                         FY-END OPTION/SAR VALUES (1)

                                                                                    VALUE OF UNEXERCISED
                                                      NUMBER OF UNEXERCISED        IN-THE-MONEY OPTIONS/
                                                      OPTIONS/SARS AT FY-END           SARS AT FY-END
                         SHARES ACQUIRED   VALUE   ---------------------------- ----------------------------
                           ON EXERCISE   REALIZED  EXERCISABLE UNEXERCISABLE(2) EXERCISABLE UNEXERCISABLE(2)
          NAME                 (#)          ($)        (#)           (#)            ($)           ($)
          ----           --------------- --------- ----------- ---------------- ----------- ----------------
John W. Amerman.........      15,129       180,436   379,415       633,592       5,088,537     4,121,778
Jill E. Barad...........       4,101        54,765   151,378       489,844       1,841,506     3,210,550
James A. Eskridge.......      58,594       718,422    82,033       441,405         898,689     3,143,037
Joseph C. Gandolfo......      43,375       563,448    78,845       308,593       1,072,504     2,108,512
Lindsey F. Williams.....     137,696     1,727,084   124,230       405,273       1,517,155     3,085,913

- --------
(1) Adjusted for five-for-four stock split payable as a stock dividend declared November 30, 1993 and issued January 7, 1994. The value of underlying securities is determined at exercise date or year-end, as the case may be, minus the exercise price or base price of "in-the-money" Options. There were no SAR exercises during 1993.
(2) Includes Stock Appreciation Rights for Mr. Amerman of 234,375 units and Messrs. Eskridge, Gandolfo and Williams and Ms. Barad of 187,500 units each. In 1994 the value of the units were fixed under a formula using the current market price of Mattel Common Stock.

             LONG-TERM INCENTIVE PLAN--AWARDS IN LAST FISCAL YEAR

                                                          ESTIMATED FUTURE PAYOUTS UNDER
                                                            NON-STOCK PRICE-BASED PLANS
                                                          -------------------------------
          (A)                 (B)            (C)             (D)        (E)        (F)
                                       PERFORMANCE OR
                           NUMBER OF    OTHER PERIOD
                         SHARES, UNITS      UNTIL
                           OR OTHER     MATURATION OR     THRESHOLD   TARGET    MAXIMUM
          NAME            RIGHTS (#)       PAYOUT            ($)       ($)        ($)
          ----           ------------- ---------------    --------- ---------- ----------
John W. Amerman.........        --     1/1/93-12/31/95(1) $900,000  $1,800,000 $3,600,000
                            250,000        1/1/97              --          --     (2)
Jill E. Barad...........        --     1/1/93-12/31/95(1) $750,000  $1,500,000 $3,000,000
                            187,500        1/1/97              --          --     (2)
James A. Eskridge.......        --     1/1/93-12/31/95(1) $550,000  $1,100,000 $2,200,000
                            156,250        1/1/97              --          --     (2)
Joseph C. Gandolfo......        --     1/1/93-12/31/95(1) $450,000  $  900,000 $1,800,000
Lindsey F. Williams.....        --     1/1/93-12/31/95(1) $550,000  $1,100,000 $2,200,000

- --------
(1) Reflects awards under Mattel's Long-Term Incentive Plan ("LTIP"). Awards under the LTIP are based on a combination of factors, including cash flow return on investment and revenue growth. For additional information regarding the LTIP including the material terms and conditions of the award and a general description of the formula used in determining the amounts payable under that plan, see "Approval of the Mattel Long-Term Incentive Plan," and Report of the Compensation/Options Committee.
(2) The issuance of stock in 1993 pursuant to the awards was approved by the stockholders on November 30, 1993. The vesting of the shares on January 1, 1997 is conditional upon the attainment of goals and objectives and the continued employment of the named executive. Those goals and objectives include achieving a specified average Cash Flow Return on Invested Capital or a total shareholder return equal to or greater than that of the S & P 400, in each instance for the three-year period ended December 31, 1996. The aggregated value of the shares, based on the closing price of the Mattel Common Stock on December 31, 1993 without adjustment for the diminution in value attributable to the restrictions applicable to the shares, was, for Messrs. Amerman and Eskridge and Ms. Barad, $5,525,000, $3,453,125 and $4,143,750, respectively. The number of shares reflected are adjusted for the five-for-four stock split payable as a stock dividend declared November 30, 1993 and issued January 7, 1994.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth information regarding the Mattel Common Stock beneficially owned as of March 22, 1994 by members of Mattel's Board of Directors, the Executive Officers named in the Compensation Table and all Directors and Executive Officers as a group.

   NAME OF BENEFICIAL                                                  AMOUNT AND NATURE
          OWNER                                                    OF BENEFICIAL OWNERSHIP(1)
   ------------------                                              --------------------------
   John W. Amerman      Chairman & Chief Exec. Officer                        879,415(2)
   Jill E. Barad        President, COO & a Director                           343,079(2)
   Dr. Harold Brown     Director                                           [1,961,723](3)
   James A. Eskridge    President, Fisher-Price, Inc. & a Director            239,765(2)
   Tully M. Friedman    Director                                               16,505
   Joseph C. Gandolfo   President, Mattel Operations                           80,095(2)
   Ronald J. Jackson    Director                                            2,010,818(4)
   E. Robert Kinney     Director                                               12,752
   Ronald M. Loeb       Director                                               53,631
   Edward H. Malone     Director                                                1,241
   John H. Mullin III   Director                                               21,551
   Edward N. Ney        Director                                                5,000
   William D. Rollnick  Director                                              178,926
   John L. Vogelstein   Director                                           [2,308,598](3)
   Lindsey F. Williams  President, Mattel Int'l & a Director                  219,854(2)(5)
   All Executive Officers
    and Directors as a group(20)                                            6,611,246(7)

- --------
(1) Except as set forth in note (3) below, no director or executive officer owns or controls or may be deemed to beneficially own or control 1% or more of any class of capital stock of the Company.
(2) Includes shares which the following named officers and directors have the right to acquire by exercise of options under the Company's stock option plan: Amerman 379,415; Barad 151,378; Eskridge 82,033; Gandolfo 78,845; and Williams 124,230.
(3) [Warburg, Pincus Capital Partners ("WPCP") owns 1,933,598 shares of Common Stock. The sole general partner of WPCP, Warburg, Pincus & Co., a New York general partnership ("WP"). E.M. Warburg, Pincus & Co., Inc. ("EMW"), owns 189,068 shares of Common Stock through a wholly owned subsidiary, manages WPCP. WP owns all of the outstanding stock of EMW and, as the sole general partner of WPCP, has a 20% interest in the profits of WPCP. EMW owns 1.5% of the limited partnership interests in WPCP. Messrs. Vogelstein and Brown, directors of the Company, are Vice Chairman and Senior Managing Director, respectively, of EMW and general partners of WP. As such, Messrs. Vogelstein and Brown may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Securities Exchange Act of 1934) in an
    indeterminate portion of the 2,744,546 shares (   % of the shares
    outstanding) beneficially owned by WPCP, EMW and WP.]
(4) Assuming exercise of options held by Mr. Jackson, he would own approximately 1% of the capital stock of the Company.
(5) Includes 37,500 shares of Common Stock held in a trust of which Mr.
    Williams is trustee for the benefit of his children and as to which he disclaims beneficial ownership.
(6) Including the shares listed above all directors and executive officers of the Company could be deemed to own or control an aggregate of 6,611,246 shares of the Common Stock, including 2,046,842 shares that may be acquired on the exercise of stock options, respectively, approximately 3.83% of the voting power of the Company.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
        AMONG MATTEL, INC., S&P 500 INDEX AND RECREATION PRODUCTS GROUP


                                                         RECREATION
Measurement Period                             S&P        PRODUCTS
(Fiscal Year Covered)        MATTEL, INC.   500 INDEX      GROUP
- -------------------          ------------   ---------    ----------
Measurement Pt- 12/31/1988   $100           $100         $100
FYE 12/31/1989               $207.87        $131.69      $120.96
FYE 12/31/1990               $212.76        $127.60      $107.16
FYE 12/31/1991               $440.51        $166.47      $128.48
FYE 12/31/1992               $509.98        $179.15      $161.42
FYE 12/31/1993               $560.15        $197.21      $205.42

                                RETIREMENT PLAN

  The Company's Supplemental Executive Retirement Plan ("Plan") will provide pension benefits to certain persons named in the Compensation Table and certain other executive officers. To participate in the Plan, an executive must be at least age 50 and be designated a participant by the Board of Directors. The following table shows the estimated annual aggregate benefits payable at age 55, 60 and 64, which latter age reflects the maximum amount payable under the Plan, for the various classifications of earnings and years of benefit service. The table is based on the maximum benefit under the Plan for the indicated age categories and the amounts are payable over a fixed fifteen-year period.

      FINAL AVERAGE           AGE 55 &                 AGE 60 &                 AGE 64 &
        EARNINGS             5 YEARS OF               5 YEARS OF               5 YEARS OF
      (AS DEFINED)            SERVICE                  SERVICE                  SERVICE
      -------------          ----------               ----------               ----------
      $ 100,000               $ 17,500                 $ 25,000                 $ 30,000
        300,000                 52,500                   75,000                   90,000
        500,000                 87,500                  125,000                  150,000
        700,000                122,500                  175,000                  210,000
        900,000                157,500                  225,000                  270,000
      1,100,000                192,500                  275,000                  330,000

  Final Average Earnings is defined as the executive's final year's salary. The amounts set forth in the above table are not offset by any social security benefits. Messrs. Amerman, Eskridge, Gandolfo and Williams and Ms. Barad have 13, 5, 3, 25 and 13 full years of service, respectively, with the Company. Messrs. Amerman, Eskridge and Williams are fully vested under the Plan and Ms. Barad will be fully vested at age 50. Mr. Gandolfo has 3 years of credited service under the Plan.

                              EMPLOYEE AGREEMENTS

  Mattel has entered into employment agreements with the executive officers named in the Compensation Table in order to assure the continued service of such persons. Such agreements generally provide a three-year term of employment of the executives, five in the case of Mr. Amerman and Ms. Barad, for salaries at the amounts set forth in the Compensation Table and for participation in various incentive and employee benefit plans at defined levels. The agreements do not provide for payments in the event of a change of control of the Company but do provide for payment of amounts due under the agreements if the executive's employment is terminated by the Company for its convenience and without cause or if there is a material change in an executive's duties and responsibilities as described in the applicable agreement.

                           REMUNERATION OF DIRECTORS

  Non-employee members of the Board of Directors receive an annual retainer of $30,000 per year. Each Committee Chairman receives an annual fee of $4,000 per year and each non-employee committee member receives $1,500 per committee meeting attended. Directors may elect to defer all or part of their directors' fees under an arrangement which provides for the investment of such fees in Mattel Common Stock equivalents or in interest-bearing accounts with the distribution of such amounts in a lump sum or installments over a period of years commencing on or after the individual ceases to be a director of Mattel.

                              CERTAIN TRANSACTIONS

  The law firm of Irell & Manella, of which Mr. Loeb is a partner, provided legal services to the Company during 1993.

  During 1993, the Company entered into an agreement for the production of a BARBIE infomercial with Electronic Catalogue Network ("ECN") pursuant to which ECN received a $45,000 production fee in 1993 and will receive royalties based on resulting product sales. Thomas Barad, the husband of Jill Barad, Mattel's President and Chief Operating Officer, and a director of the Company,
beneficially owns a 50% interest in ECN. [As of              , 1994, ECN had
received $          of royalties.]

                  APPROVAL OF MATTEL MANAGEMENT INCENTIVE PLAN

  The Board of Directors, including the Compensation/Options Committee (the "Committee") which is composed of disinterested directors, has approved and recommended for stockholder approval, the Mattel Management Incentive Plan. The Management Incentive Plan, which has been in effect since 1974, has as its principal objective achieving specified performance targets in the current year. In light of Mattel's significant stockholder returns which have substantially outperformed those of the peer group companies and the S & P 500, as reflected in the Performance Graph, the Board has determined that it is in the best interest of the Company to continue the Management Incentive Plan.

DESCRIPTION OF MATTEL MANAGEMENT INCENTIVE PLAN

  Under Mattel's Management Incentive Plan ("MIP"), certain key employees of Mattel may receive incentive compensation based upon the achievement of specific performance targets of Mattel during the year, and the accomplishment by such key employees of certain individual performance objectives and otherwise satisfactory performance. The performance targets used to determine payments under the MIP are based primarily on net income, division operating profit and Cash Flow Return on Investment ("CFROI"). CFROI is a measure of cash flow generated by the Company's assets and is based on a formula developed by an independent financial consultant. Prior to April 1 of each year, the Committee establishes, in writing, specific targets which must be achieved before incentive payments are generated and maximum levels which provide a ceiling on the total amount payable under the MIP. The Committee sets the participation and level of benefit guidelines. Under the terms of the MIP, eligible participants include officers of the Company and its subsidiaries and other employees of the Company or its subsidiaries at or above a specific salary grade that are determined by the Committee to have a measurable impact on the Company's financial results. An individual's level of award is based on corporate and divisional results, position in the Company and individual performance. At the present time, approximately 650 employees are eligible to participate in the MIP.

  The MIP is administered by the Committee which includes only directors who are considered outside directors for purposes of Section 162 (m) of the Internal Revenue Code (the "Code"). Under the terms of the MIP, the Committee retains discretion, subject to plan limits, to modify the performance objectives to take into account the effect of unforseen or extraordinary events and accounting changes. However, the Committee cannot change the performance objectives as they apply to the Chief Executive Officer of Mattel and the four other most highly compensated executives ("Covered Employees") if the effect of such changes is to increase the compensation those individuals would otherwise receive. The maximum annual amounts that Covered Employees are eligible to receive under the MIP ranges from 75% to 100% at base salary. The Covered Employees will be those named each year in the Summary Compensation Table. The maximum annual amounts that Covered Employees are eligible to receive under the MIP ranges from 75% to 100% of base salary.

  The performance objectives for the year 1994 have been established in writing by the Committee and include achieving a specific target for net income, division operating profit and CFROI levels. The class of eligible participants has been selected as well as their level of participation. Participants include the employees named in the Summary Compensation Table. Under the formula established by the Committee, and based on the level of accomplishment of performance objective by the Company and its divisions, an incentive pool may be established and allocated by the Committee among the participants based on the accomplishments of their individual goals. Payments of performance awards are determined at the end of each year and usually paid in the first quarter of the following year. If the performance objectives are satisfied, the Committee will certify in writing, prior to the payment of any performance award, that such objectives were satisfied. Amounts payable under the MIP for the year 1994 cannot be determined until completion of the performance period. See "Bonus" in the "Summary Compensation Table" for amounts paid under the MIP in the prior three years.

  The approval by shareholders of the MIP is required in order to exclude compensation payable under the MIP to the Covered Employees from the deduction limitations imposed by Section 162 (m) of the Code. If the stockholders do not approve the MIP, the Committee will not make payments to such individuals and will consider other alternatives.

THE MATTEL BOARD OF DIRECTORS RECOMMENDED A VOTE FOR APPROVAL OF THE MATTEL
                                                 ---
MANAGEMENT INCENTIVE PLAN

                  APPROVAL OF MATTEL LONG-TERM INCENTIVE PLAN

  The Board of Directors, including the Compensation/Options Committee (the "Committee") which is composed of "disinterested" directors, has approved and recommended for stockholder approval, the Mattel Long-Term Incentive Plan ("Plan"). The Plan, which was originally adopted by the Board for a performance period beginning in 1987, was developed with the assistance of an independent compensation consultant. The Plan had as its principal objective increasing Mattel's strategic focus on long-term goals. The Board and the Committee believe the Plan was instrumental in producing the excellent financial performance achieved by Mattel since 1987.

  In light of Mattel's significant stockholder returns, which have substantially outperformed those of the peer group companies and the S & P 500, as reflected in the Performance Graph, the Board has determined that it is in the best interest of the Company to continue the Plan.

DESCRIPTION OF THE PLAN

  Incentive Compensation under the Plan is based on achieving performance objectives established by the Committee measured over a three-year performance period. The performance targets used to determine payments under the Plan are based primarily on Cash Flow Return on Investment ("CFROI") and increase in revenues. CFROI is a measure of cash flow generated by the Company's assets and is based on a formula developed by an independent financial consultant. Prior to April 1 of the first year of the performance period, the Committee establishes, in writing, target levels for CFROI and revenue growth which must be achieved before incentive payments are awarded. Targets are based on specific levels of accomplishment and include maximum targets above which no additional awards will be earned. The Committee also selects the participants and their level of participation.

  The Plan is administered by the Committee, which includes only directors who are considered outside directors for purposes of Section 162 (m) of the Internal Revenue Code (the "Code"). Under the terms of the Plan, eligible participants include executive officers of the Company and its subsidiaries and any other officer of the Company or its subsidiaries that are determined by the Committee to have a direct, significant and measurable impact on the Company's long-term growth and profitability. The actual selection of participants is within the discretion of the Committee. At the present time, approximately 28 officers are eligible to participate in the Plan. Under the terms of the Plan, the Committee retains discretion subject to plan limits, to modify established targets to take into account the effect of unforseen or extraordinary events or accounting changes. However, the targets cannot be changed as they apply to the Chief Executive Officer of Mattel and the four most highly compensated executives ("Covered Employees") if the effect of such change is to increase the compensation those individuals would otherwise receive. The Covered Employees will be named each year in the Summary Compensation Table. The Plan permits the Committee to add participants, and make additional awards to participants, who are determined by the Committee to have assumed additional responsibility or to have otherwise positively impacted directly on the attainment of the performance objectives established by the Committee beyond that originally anticipated.

  In February 1993, the Committee selected 23 persons including the individuals listed in the Summary Compensation Table as participants in the Plan for the three-year performance period ending in 1995. Subsequently, the Committee added five participants to the Plan. For information regarding the awards to the Covered Employees and the target and maximum amounts payable for such three-year period, see "Long-Term Incentive Plan--Awards in the Last Fiscal Year." The performance objectives for the three-year period have been established in writing by the Committee and include achieving a specific target CFROI level and sales growth. Payments of performance awards for achieving performance objectives are determined at the end of each annual performance period. The amount is paid in two equal annual installments commencing in the first quarter of the following year with the second payment being at risk and subject to achieving the next year's goals. If the performance objectives are satisfied, the Committee will certify in writing, prior to the payment of any performance award, that such objectives were satisfied. Amounts payable under the Plan for the years 1994 and 1995 cannot be determined until completion of the performance period. See "LTIP Payouts" in the "Summary Compensation Table" for amounts paid under the Plan in 1994 in respect of the year 1993 and in prior years.

  The approval by stockholders of the Plan is required in order to exclude compensation payable under the Plan to the Covered Employees from the deduction limitations imposed by Section 162 (m) of the Code. If the stockholders do not approve the Plan, the Committee will not make further payments to such individuals under the Plan and will consider other alternatives.

THE MATTEL BOARD OF DIRECTORS RECOMMENDED A VOTE FOR APPROVAL OF THE
                                                 ---
MATTEL LONG-TERM INCENTIVE PLAN

                            INDEPENDENT ACCOUNTANTS

  Price Waterhouse has served as the Company's independent accountants since their appointment for fiscal 1975. The Board of Directors, on the unanimous recommendation of the Audit Committee, has selected Price Waterhouse as Mattel's independent accountants for the year ending December 31, 1994. Representatives of Price Waterhouse are expected to be present at the meeting to respond to questions and will have an opportunity to make a statement if they desire to do so.

  All services provided to Mattel by Price Waterhouse were approved by the Audit Committee which also considered the possible effect on the independence of Price Waterhouse by rendering such services.

  Audit services of Price Waterhouse for 1993 included the examination of the consolidated financial statements, services related to filings with the Securities and Exchange Commission, and the performance of limited reviews of Mattel's quarterly unaudited financial information.

  THE MATTEL BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY
                                                  ---
THE SELECTION OF PRICE WATERHOUSE AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 1994.

                             PRINCIPAL STOCKHOLDERS

  As of March 15, 1994, the only persons known by the Company to own beneficially or that may be deemed to own beneficially more than 5% of any class of its voting stock were:

                      NAME AND ADDRESS        AMOUNT AND NATURE OF PERCENT
TITLE OF CLASS       OF BENEFICIAL OWNER      BENEFICIAL OWNERSHIP OF CLASS
- --------------       -------------------      -------------------- --------
Series F Stock  The Trustees of the                 864,293          100%
                International Games Employee
                Stock Ownership Trust
                c/o Standard Bank & Trust Co.
                Hickory Hills, IL 60457

                      COMPLIANCE WITH SECTION 16(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and certain of its officers, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10 percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during the year ended December 31, 1993, all filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with except as follows: a Form 4 report, covering two transactions, was filed late by Mr. Ney, a Director of the Company, and a Form 4 report was filed late by Mr. Loeb, a Director of the Company.

                 OTHER MATTERS THAT MAY COME BEFORE THE MEETING

  As of the date of this Proxy Statement, the Board of Directors knows of no other business that will be presented by management for consideration at the meeting. If any other business properly comes before the meeting, the proxy holders intend to vote the proxies as recommended by the Board.

                 STOCKHOLDER PROPOSALS FOR 1995 ANNUAL MEETING

  Stockholder proposals intended to be presented at the 1995 Annual Meeting of Stockholders must be received by the Company not later than November 22, 1994. Such proposals should be addressed to the Secretary of the Company.

                            SOLICITATION OF PROXIES

  The cost of soliciting proxies will be borne by Mattel. It is contemplated that proxies will be solicited principally through the use of the mail, but officers and regular employees of Mattel may solicit proxies personally or by telephone, telegraph or special letter. Such officers and employees shall receive no additional compensation in connection with such efforts.

  In addition, the Company has retained Georgeson & Co., Inc. to assist in connection with the solicitation of proxies from stockholders whose shares are held in nominee name by various brokerage firms. The cost of such solicitation is estimated to be $7,000 plus out-of-pocket costs and expenses.

  Mattel will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them.

                                          By Order of the Board of Directors

                                          N. Ned Mansour, Secretary

                                PRELIMINARY COPY
                                ----------------



[Proxy Card]

[Side 1]


                                  MATTEL, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                  ANNUAL MEETING OF STOCKHOLDERS MAY 11, 1994

     JOHN W. AMERMAN, N. NED MANSOUR and JOHN L. VOGELSTEIN, or any of them, each with power of substitution, are hereby appointed proxies to represent and vote as designated hereon all shares of Common Stock of Mattel, Inc. which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held in the Manhattan Ballroom of the Radisson Plaza Hotel, 1400 Parkview Avenue, Manhattan Beach, California, at 10:00 a.m. on the 11th day of May 1994, or any adjournment thereof, with all powers the undersigned would possess if personally present.

     Election of all Directors listed below:

     NOMINEES:

     John W. Amerman, Jill E. Barad, Harold Brown, James A. Eskridge,
     Tully M. Friedman, Ronald M. Loeb, Edward H. Malone, Edward N. Ney, William
     D. Rollnick, John L. Vogelstein and Lindsey F. Williams


SEE REVERSE SIDE. If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes.

[Side 2]


PLEASE MARK, SIGN, DATE AND RETURN THIS FORM OF WRITTEN CONSENT PROMPTLY, USING THE ENCLOSED ENVELOPE.


1.   ELECTION OF DIRECTORS                    For           Withheld
     (name on reverse).

     For, except vote withheld from the following nominee(s):

- --------------------------------------------------------------------------------


2.  APPROVAL OF THE MATTEL MANAGEMENT
    INCENTIVE PLAN                             For       Against       Abstain

3.  APPROVAL OF THE MATTEL LONG-TERM
    INCENTIVE PLAN                             For       Against       Abstain

4.  RATIFICATION OF THE SELECTION OF
    PRICE WATERHOUSE AS THE COMPANY'S
    INDEPENDENT ACCOUNTANTS.                   For       Against       Abstain

5.  TO CONSIDER AND ACT UPON SUCH OTHER BUSINESS MATTERS OR
    PROPOSALS AS MAY PROPERLY COME BEFORE THE MEETING.

Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, trustee or guardian, please give full title as such.